Exhibit 10.2

1 Hershey Drive Smith Falls, ON K7A 0A8
(855)558-9333
invest@canopygrowth.com
www.canopygrowth.com

June 14, 2022

David Klein

BY EMAIL

Dear David:

The Board of Directors of Canopy Growth Corporation (the “Company”) is pleased to confirm the following increases to your compensation and corresponding changes to the terms of your employment agreement dated December 8, 2019 (the “Agreement”), as amended by an Amending Agreement dated June 8, 2021 (the “Amending Agreement), which compensation increases and Agreement changes are conditional upon you signing and returning this letter to my attention by June 16, 2022:

Long Term Incentive

Paragraph 2 of the Amending Agreement will be replaced with the following:

You will be eligible to participate in Canopy Growth’s Amended and Restated Omnibus Incentive Plan, as approved by the Board and as amended from time to time (the “Incentive Plan”).

Not less than once every fiscal year, you will be eligible to receive a long-term incentive (“LTI”) award of 400% your Base Salary, which utilizes the Fair Market Value share price (as defined in the Incentive Plan) (“FMV price”) on the grant date. The award may be composed of one or more of the following: stock options (“Options”), restricted stock units (“RSUs”), performance share units (“PSUs”), and/or other form of equity authorized by the Incentive Plan to be awarded. The ratio of the various forms of equity (meaning the percentage of the award provided as, for example, Options versus RSUs) shall be in the complete discretion of the Board and may vary from award to award.

All such awards shall vest in accordance with the terms of the Incentive Plan unless modified by either (x) the terms of this Agreement; or (y) the terms of the individual award.

Canopy Growth Corporation would like to take this opportunity to thank-you for your past, present and future contributions!

Regards,

Holly Lukavsky

Chief Human Resources Officer

At the direction of the Board of Directors

I acknowledge that I have read, understand and agree to the amended terms of employment set out above.

Dated this 16th day of June, 2022.

/s/ David Klein
Signature (David Klein)

1 Hershey Drive    •    Smiths Falls ON    •    K7A 0A8    •    +1.613.706-2185    •    www.tweed.com